As filed with the Securities and Exchange Commission on April 21, 1997.

                                                   Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                               DONEGAL GROUP INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                     23-2424711
--------------------------------           ------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

               1195 River Road
           Marietta, Pennsylvania                                    18936
   --------------------------------------                        -----------
  (Address of Principal Executive Offices)                        (Zip Code)

                              --------------------

                               DONEGAL GROUP INC.
                 AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN
                            (Full title of the plan)
                              --------------------
                               Donald H. Nikolaus
                      President and Chief Executive Officer
                               Donegal Group Inc.
                                 1195 River Road
                          Marietta, Pennsylvania 18936
                     (Name and address of agent for service)

                                 (717) 426-1931
                     (Telephone number, including area code,
                              of agent for service)
                              --------------------


                                    Copy to:
                            Kathleen M. Shay, Esquire
                            Duane, Morris & Heckscher
                                One Liberty Place
                           Philadelphia, PA 19103-7396

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                        Proposed                 Proposed
  Title of securities         Amount to be          maximum offering         maximum aggregate           Amount of
   to be registered            registered          price per share(1)        offering price(1)       registration fee
------------------------------------------------------------------------------------------------------------------------
Common Stock,
 par value $1.00                 350,000              $24.00                    $8,400,000             $2,546
========================================================================================================================

(1) Pursuant to paragraph (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed as follows: (a) with respect to the 299,500 shares for which options have been granted but not exercised as of the date hereof, computed on the basis of $24.00 per share, the exercise price of the options, and
     (b) with respect to shares for which options have not been granted, on the basis of $24.00 per share, the average of the high and low sales prices of the Common Stock of the Company on the Nasdaq National Market on April 11, 1997, the last day on which the Common Stock traded prior to the date of filing.

Introductory Statement Pursuant to General Instruction E of Form S-8

     The shares being registered hereunder constitute an additional 350,000 shares of Common Stock of Donegal Group Inc. (the "Company") reserved for issuance under the Company's Amended and Restated 1996 Equity Incentive Plan (the "Plan"). The 345,850 shares of the Company's Common Stock previously reserved for issuance under the Plan were registered under the Securities Act of 1933 on Registration Statement No. 333-06681 on Form S-8. Pursuant to General Instruction E of Form S-8, with respect to the registration of additional securities hereunder, the contents of the Company's Registration Statement No. 333-06681 are incorporated herein by reference.

                                     PART II


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 5.  Interests of Named Experts and Counsel.

     The consolidated financial statements and schedules incorporated by reference in this Registration Statement have been audited by KPMG Peat Marwick LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The validity of the issuance of the shares of Common Stock registered hereby will be passed upon for the Company by Duane, Morris & Heckscher, Philadelphia, Pennsylvania. As of December 26, 1996, partners of Duane, Morris & Heckscher and its affiliates beneficially owned 6,767 shares of the Company's outstanding Common Stock. Frederick W. Dreher, a partner of Duane, Morris & Heckscher, is a director of Donegal Mutual Insurance Company, a Pennsylvania mutual insurance company and the holder of 58.5% of the Company's Common Stock as of March 15, 1997.


Item 8.  Exhibits.

(4) Donegal Group Inc. Amended and Restated 1996 Equity Incentive Plan (incorporated herein by reference to Exhibit (10)(G) in the Company's Form 10-K Report for the year ended December 31, 1996).

(5)     Opinion of Duane, Morris & Heckscher.

(23)(A) Consent of Duane, Morris & Heckscher (included in their opinion filed as
        Exhibit 5).

(23)(B) Consent of KPMG Peat Marwick LLP.

(24)    Power of Attorney (included on the signature pages hereto).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Marietta, Pennsylvania on April 16, 1997.

                                            DONEGAL GROUP INC.


                                            By: /s/ Donald H. Nikolaus
                                               --------------------------------
                                                 Donald H. Nikolaus, President


     Know all men by these presents, that each person whose signature appears below constitutes and appoints Donald H. Nikolaus and Ralph G. Spontak, and each or either of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



Signature                                                Title                         Date
---------                                                -----                         ----
/s/ C. Edwin Ireland                     Chairman of the Board and a Director          April 16, 1997
--------------------------------
C. Edwin Ireland

/s/ Donald H. Nikolaus                         President and a Director                April 16, 1997
--------------------------------             (principal executive officer)
Donald H. Nikolaus

/s/ Ralph G. Spontak                    Senior Vice President, Chief Financial         April 16, 1997
--------------------------------                 Officer and Secretary
Ralph G. Spontak                               (principal financial and
                                                 accounting officer)


/s/ Patricia A. Gilmartin                              Director                        April 16, 1997
--------------------------------
Patricia A. Gilmartin


Signature                                                Title                         Date
---------                                                -----                         ----
/s/ Philip H. Glatfelter                               Director                        April 16, 1997
-----------------------
Philip H. Glatfelter, II

/s/ R. Richard Sherbahn                                Director                        April 16, 1997
-----------------------
R. Richard Sherbahn

-----------------------                                Director                        April 16, 1997
Thomas J. Finley, Jr.

/s/ Robert S. Bolinger                                 Director                        April 16, 1997
----------------------
Robert S. Bolinger

                                  EXHIBIT INDEX
                    (Pursuant to Item 601 of Regulation S-K)



Exhibit No.                    Exhibit                                       Reference
-----------                    -------                                       ---------

(4)            Donegal Group Inc. Amended and Restated 1996                      *
               Equity Incentive Plan.

(5)            Opinion of Duane, Morris & Heckscher.                         Filed herewith

(23)(A) Consent of Duane, Morris & Heckscher (included in their opinion filed as Exhibit 5).

(23)(B)        Consent of KPMG Peat Marwick LLP                              Filed herewith

(24)           Power of Attorney (see page II-2 of this Registration
               Statement)



* Such exhibit is hereby incorporated by reference to Exhibit (10)(G) in the Company's Form 10-K Report for the year ended December 31, 1996.